EXHIBIT INDEX
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                         EXHIBIT INDEX
                         =============


EXHIBIT NUMBER    DESCRIPTION                  PAGE
- --------------    -----------                  ----

12                Statement re Computation     Filed Herewith
                   of Ratios

27                Financial Data Schedule      Filed Herewith